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                                                                 EXHIBIT 10.20


                  (Form of Preferred Stock Purchase Warrant)


THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE THEREWITH. THIS WARRANT MAY NOT BE TRANSFERRED SEPARATELY FROM CONVERTIBLE UNSECURED NOTES OF ACCESS RADIOLOGY CORPORATION. THE WARRANT REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE PROVISIONS OF A SECURITY HOLDER'S AGREEMENT DATED AS OF JUNE _____, 1997, BY AND BETWEEN THE COMPANY AND THE HOLDER NAMED THEREIN, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICES OF ACCESS RADIOLOGY CORPORATION.



                         ACCESS RADIOLOGY CORPORATION
                       PREFERRED STOCK PURCHASE WARRANT

WARRANT NO.________                            DATE:___________, 1997


     1.  Right to Purchase; Exercise Price.  Subject to the terms and conditions
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set forth herein, the holder of this Warrant shall have the right to purchase from ACCESS RADIOLOGY CORPORATION (the "Company"), and the Company shall issue and sell to the holder, that number of fully paid and non-assessable shares of Preferred Stock (as defined below) equal to the number of shares of Preferred Stock that would be received by a purchaser in the Equity Financing (as defined below) upon payment of an aggregate purchase price of $[30% OF HOLDERS NOTE] at a price per share of Preferred Stock equal to the purchase price of a share of Preferred Stock in the Equity Financing (the "Exercise Price"). This Warrant may be exercised in whole or in part on any business day on or after the date of the Closing of the sale of the Preferred Stock in the Equity Financing until the close of business on June 30, 2002, after which this Warrant shall cease to be exercisable. The Exercise Price and the amount and kind of securities issuable upon exercise of this Warrant are subject to adjustment as provided in Section
3. This Warrant is one of a series of warrants to purchase the Preferred Stock issued by the Company (collectively, the "Warrants"). "Equity Financing" means the first issuance by the Company, after the date of this Warrant, of equity securities for gross proceeds (including cash or cancellation of outstanding indebtedness) of at least $3,500,000. An Equity Financing shall be deemed to have completed on the first day that the aggregate level of $3,500,000 in gross proceeds specified in the preceding sentence shall have been reached. "Preferred Stock" shall mean securities having the same terms as those issued to investors in the Equity Financing.

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     2.   Procedure for Exercise.  (a) This Warrant shall be exercised by
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surrender to the Company at its principal office of this Warrant, with the form of election to purchase set forth as Exhibit 1 duly completed and signed by the holder, and upon payment of the Exercise Price to the Company by certified or official bank check or by wire transfer. Upon receipt of this Warrant, with the form of election to purchase set forth as Exhibit 1 duly completed and executed by the holder, and payment of the Exercise Price as provided above, the Company will promptly deliver to the holder a certificate for the Preferred Stock issuable upon exercise, registered in the name of the holder.

     (b) In case the holder shall exercise this Warrant with respect to fewer than all of the shares of Preferred Stock subject hereto, a new Warrant shall be issued by the Company to the holder evidencing the right to purchase those shares of Preferred Stock with respect to which this Warrant remains unexercised.

     (c) Fractional shares of Preferred Stock shall be issued and delivered upon the exercise of this Warrant, except that this Warrant may not be partially exercised for any amount of Preferred Stock that includes fractional shares.

     3.   Adjustments.  (a)  In case the Company shall at any time after the
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completion of the Equity Financing, subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Preferred Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Preferred Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     (b) Upon each adjustment of the Exercise Price pursuant to paragraph (a) of this Section 3, this Warrant shall, after such adjustment, represent the right to purchase, at the adjusted Exercise Price, a number of shares of Preferred Stock obtained by (i) multiplying the number of shares purchasable upon the exercise of this Warrant prior to such adjustment by the Exercise Price in effect prior to such adjustment and (ii) dividing the product so obtained by the Exercise Price in effect after such adjustment.

     (c) Upon any adjustment of the Exercise Price or the number of shares of Preferred Stock purchasable upon exercise of this Warrant, then and in each such case the Company shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Exercise Price and number of shares resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.



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     (d)  In case at any time:

          (1) the Company shall declare any dividend upon its common stock payable in cash or stock or make any other distribution to the holders of its common stock;

          (2)  the Company shall offer for subscription pro rata to the holders
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of its common stock any additional shares of stock of any class or other rights;

          (3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all of the assets of the Company; or

          (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to the holder at the address of the holder as shown on the books of the Company, (a) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of common stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of common stock shall be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

     (e) From and after the completion of the Equity Financing, the Company will at all times reserve and keep available, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Preferred Stock as shall then be issuable upon the exercise in full of this Warrant. The Company covenants that all shares of Preferred Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Preferred Stock is at all times equal to or less than the Exercise Price in effect at the time. The Company will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Preferred Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Preferred Stock then authorized by the Certificate of Incorporation.

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     (f)  The Company covenants with the holder of this Warrant that the Company shall give effect to any relevant provisions of the Certificate of Incorporation of the Company relating to the Preferred Stock, commencing on the date of the completion of the Equity Financing, so that upon conversion of any Preferred Stock issued upon exercise of this Warrant the converting holder shall receive the number of shares of common stock (or such other securities or assets) that such holder would have received had such Preferred Stock been outstanding from the date of the completion of the Equity Financing until the date of conversion. Notwithstanding anything else contained in this Warrant, if the Preferred Stock shall become automatically convertible into common stock pursuant to the terms of the Certificate of Incorporation prior to the exercise of this Warrant, then on and after the date of such event this Warrant shall be exercisable for, and upon exercise the holder will receive, that number of shares of common stock into which the Preferred Stock that would otherwise have been purchased upon exercise would have been convertible on the date of such event.

     (g) From and after the completion of the Equity Financing, the Company will not amend the terms of the Preferred Stock in a manner adverse to holder of Preferred Stock without the prior written consent of holders of a number of shares of Preferred Stock, and/or holders of Warrants entitling the holders to purchase a number of shares of Preferred Stock equal in the aggregate to at least two-thirds of the aggregate number of shares of Preferred Stock that are either then outstanding or then subject to purchase upon the exercise of Warrants.

     4. Restrictions on Transfer. (a) This Warrant may not be assigned, pledged or otherwise transferred except upon the simultaneous transfer of $10,000 in principal amount of Convertible Subordinated Notes of the Company for every transfer of Warrants with an aggregate Exercise Price of $3,000.

     (b) The holder understands that (i) this Warrant, the Preferred Stock issuable upon exercise hereof, and any common stock issuable upon conversion of the Preferred Stock, have not been registered under the Securities Act of 1933 or any state securities law by reason of their issuance in a transaction except from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and such state laws, (ii) this Warrant, the Preferred Stock issuable upon exercise hereof, and any common stock issuable upon conversion of the Preferred Stock, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and such state securities laws or is exempt from such registration, (iii) this Warrant, the Preferred Stock issuable upon exercise hereof, and any common stock issuable upon conversion of the Preferred Stock, will bear a legend to such effect, and
(iv) the Company will make a notation on its transfer books to such effect.

     5.   Miscellaneous.  (a) This Warrant shall be governed by and construed in
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accordance with the laws of the State of Delaware.

     (b) This Warrant may be amended or modified, and any provision hereof may be waived, with and only with the written consent of the Company and the holder.

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     (c)  Subject to the restrictions on transfer contained herein, this Warrant shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs and personal representatives, and shall be binding upon any permitted assignee or transferee of this Warrant.

     (d) The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement

     IN WITNESS WHEREOF, this Warrant has been executed by ACCESS RADIOLOGY CORPORATION as of the date first above written.

ACCESS RADIOLOGY CORPORATION


By:__________________________________
      Scott S. Sheldon - President

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                                                                       EXHIBIT I


NOTICE OF EXERCISE


To ACCESS RADIOLOGY CORPORATION


     The undersigned, the holder of Preferred Stock Purchase Warrant No. _____ of ACCESS Radiology Corporation (the "Company") hereby irrevocably elects to exercise the holder's right to purchase _____________ shares of Preferred Stock of the Company subject to such Warrant. The holder is delivering with this notice the Warrant and payment of the aggregate exercise price of $_________________ by certified or official bank check or wire transfer as provided in the Warrant:



                           Signed: ___________________________________
                   Name of Holder:
                          Address:

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